                                                         Exhibit 99-B.8.13

[Fidelity Investments Logo]

May 16, 2007

Reliastar Life Insurance Company of New York
Mr. J. Neil McMurdie
151 Farmington Ave, TS31
Hartford, Connecticut 06156-8975

Re:	Participation Agreement among Variable Insurance Products Fund (“Fund I”),
Fidelity Distributors Corporation (the “Underwriter”) and Insurance Company
(the “Company”), dated March 9, 1995, as amended (“Participation Agreement
I”); and

Participation Agreement among Variable Insurance Products Fund II (“Fund II”), the Underwriter and the Company, dated March 9, 1995, as amended
(“Participation Agreement II”)

Dear Mr. McMurdie:

The Company, the Underwriter, and Fund I and Fund II, respectively, are parties to the above referenced
Participation Agreements (Fund I and Fund II are referred to as the “Current Funds”). As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the “Affected Portfolios”) for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding “shell” portfolios of a new
Variable Insurance Products Fund V (“Fund V”). A list of all of the Affected Portfolios in Fund I and
Fund II covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.

In connection with this change, we are asking for your consent to (1) the amendment of each
Participation Agreement to add Fund V as a “Fund” party under the terms of each Participation
Agreement (the “Amendment”); and (2) the assignment of all of each Current Fund’s rights, benefits and obligations under each Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the “Assignment”). Each Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein. The Amendment will also add the following clarifying language to each Participation Agreement as a new Article A of the Agreement:

This Agreement shall create a separate participation agreement for each Fund, as though the Company and the Underwriter had executed a separate, identical form of participation agreement with each Fund.
No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

Your signature below will indicate the Company’s consent to the Amendment and Assignment of each
Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.

Thank you for your prompt attention to this matter. If for some reason we have not obtained your signature prior to the reorganization, and the Company submits orders or instructions under the
Participation Agreements, we will deem the Company to have consented to each Amendment and
Assignment. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account
Manager if you have any questions.

Very truly yours,

FIDELITY DISTRIBUTORS CORPORATION

By:  /s/ William Loehning
Name: William Loehning
Title: Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II and
VARIABLE INSURANCE PRODUCTS FUND V

By:  /s/ Kimberley Monasterio
Name: Kimberley Monasterio
Title: Treasurer

The Undersigned Consents to the Amendment and Assignment of each Participation Agreement as of this 2nd day of July, 2007:

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By:  /s/ Brian D. Comer
Name: Brian D. Comer
Title: S.V. President

Please keep one copy and return the other to:

Sharon Salter, Director, Contracts Management
Fidelity Investments 100 Salem Street, O2N
Smithfield, RI 02917

Exhibit A

AFFECTED PORTFOLIOS	FUND V PORTFOLIOS

Variable Insurance Products Fund	Variable Insurance Products Fund V

Money Market Portfolio	Money Market Portfolio
Variable Insurance Products Fund II

Asset Manager Portfolio
Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio

Variable Insurance Products Fund IV

Freedom Income Portfolio
Freedom 2005 Portfolio
Freedom 2010 Portfolio
Freedom 2015 Portfolio
Freedom 2020 Portfolio
Freedom 2025 Portfolio
Freedom 2030 Portfolio
FundsManager 20% Portfolio
FundsManager 50% Portfolio
FundsManager 70% Portfolio
FundsManager 85% Portfolio
Strategic Income Portfolio

Asset Manager Portfolio
Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio

Freedom Income Portfolio
Freedom 2005 Portfolio
Freedom 2010 Portfolio
Freedom 2015 Portfolio
Freedom 2020 Portfolio
Freedom 2025 Portfolio
Freedom 2030 Portfolio
FundsManager 20% Portfolio
FundsManager 50% Portfolio
FundsManager 70% Portfolio
FundsManager 85% Portfolio
Strategic Income Portfolio